                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                        --------------------------------


                                    FORM 8-K




                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the

                        SECURITIES EXCHANGE ACT OF 1934





       Date of Report (Date of earliest event reported)   22 July 1994
                                                          ------------



                       Air Products and Chemicals, Inc.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)


                    Delaware                                  1-4534                     23-1274455
- - ----------------------------------------------        ----------------------      -----------------------
(State of other jurisdiction of incorporation)       (Commission file number)   (IRS Identification number)


   7201 Hamilton Boulevard, Allentown, Pennsylvania           18195-1501
- - -------------------------------------------------------    ----------------
       (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code  (215/610)-481-4911
                                                    ------------------

Item 5.  Other Events.

         On July 22, 1994, the Registrant reported third quarter net income of $66 million, or 58 cents per share, compared to $71 million, or 62 cents per share, in the year-ago quarter. Excluding various nonoperating items, the company earned a record $83 million, or 72 cents per share, compared to $66 million, or 58 cents per share, last year, an earnings per share increase of 24 percent. Sales in the current quarter rose 5 percent to $868 million versus last year.
         Nonoperating items in the current quarter included after-tax losses of 13 cents per share from previously announced derivative contract settlements and 6 cents per share for costs associated with outsourcing the merchant gas distribution function in the United Kingdom. The quarter also included a gain of 5 cents per share from changes in certain state income tax regulations.
         The industrial gas business set new records as sales for the quarter increased 8 percent and operating income rose 13 percent, excluding the one-time nonoperating charge related to the merchant gas distribution function in the United Kingdom. European profits increased significantly due to higher merchant volumes and strong onsite operations. In the United States, merchant volumes were up and the onsite gas business had a particularly strong quarter. Merchant gas prices were lower in the United States and Europe when compared to last year's third quarter.
         The chemicals business also had record sales and operating income in the third quarter. Sales were up 10 percent while operating income increased 39 percent compared to last year. The company's core chemicals businesses generated approximately half of the profit gain. The balance of the gain was due to higher ammonia and methanol prices. Margins in polyvinyl alcohol were significantly below year-ago levels, but were comparable to the second quarter.
         Profits in the environmental and energy systems business increased over the year-ago quarter, reflecting strong operating performance at cogeneration and waste-to-energy facilities and a performance bonus payment associated with the newest cogeneration facility.
         The Equipment and Technology segment reported significantly lower sales and an operating loss due to decreased levels of business activity and higher costs to complete certain projects.
         For the first nine months of fiscal 1994, Air Products reported income before cumulative effect of required accounting changes of $154 million, or $1.36 per share, compared with $215 million, or $1.89 per share last year. Excluding various nonoperating items in both periods, earnings per share increased 12 percent based on this fiscal year's nine-month income of $229 million, or $2.01 per share, versus $204 million, or $1.80 per share, in the same period last year. Nine-month sales of $2.6 billion were up 3 percent from last year.
         Summary financial information follows:

                        AIR PRODUCTS AND CHEMICALS, INC.
                 SUMMARY OF CONSOLIDATED FINANCIAL INFORMATION
                                  (Unaudited)
                    (In millions, except earnings per share)


- - -----------------------------------------------------------------
Three Months Ended 30 June               1994            1993
- - -----------------------------------------------------------------
Sales                                   $868.4          $824.8

Net Income                                65.8(a)         70.8(d)

Earnings Per Share                         .58(a)          .62(d)


- - -----------------------------------------------------------------
Nine Months Ended 30 June                1994            1993
- - -----------------------------------------------------------------

Sales                                 $2,554.3        $2,472.2

Income Before Cumulative Effect
  of Accounting Changes                  154.4(b)        215.1(e)
Cumulative Effect of Accounting
  Changes                                 14.3(c)           --
                                      --------        --------
Net Income                               168.7           215.1

Earnings Per Share
   Income Before Cumulative Effect
     of Accounting Changes                1.36(b)         1.89(e)
   Cumulative Effect of Accounting
     Changes                               .12(c)           --
                                      --------        --------
   Net Income                             1.48            1.89


Average Shares Outstanding               113.7           113.9


(a) Includes an after-tax charge of $15.5 million, or $.13 per share, for a loss on certain interest rate and foreign currency derivative contracts that were terminated or closed during 1994; an after-tax charge of $7.1 million, or $.06 per share, for the outsourcing of the distribution function in the United Kingdom; and a tax benefit of $5.4 million, or $.05 per share, resulting from changes in certain state income tax regulations.
(b) Includes an after-tax charge of $75.1 million, or $.66 per share, for a loss on certain derivative contracts that were terminated or closed during 1994; an after-tax charge of $7.1 million, or $.06 per share, for the outsourcing of the distribution function in the United Kingdom; a tax benefit of $5.4 million, or $.05 per share, resulting from changes in certain state income tax regulations; and an after-tax benefit of $2.3 million, or $.02 per share, from the favorable tax treatment, net of expense, of the charitable contribution of the remaining shares of a stock investment in an insurance company.

(c) The company adopted Statement of Financial Accounting Standard (SFAS) No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," SFAS No. 109, "Accounting for Income Taxes," and SFAS No. 112, "Employers' Accounting for Postemployment Benefits," on 1 October 1993 and recognized the cumulative effect of these accounting changes.
(d) Includes an after-tax gain of $4.8 million, or $.04 per share, from an insurance settlement related to a chemicals facility and the partial sale of a stock investment in an insurance company.
(e) Includes an after-tax gain of $10.7 million, or $.09 per share, from an insurance settlement related to a chemicals facility; the sale of a business venture; and the sale of stock options and partial sale of a stock investment in an insurance company.

                        AIR PRODUCTS AND CHEMICALS, INC.
                               OPERATING RESULTS
                                  (Unaudited)

SUMMARY BY BUSINESS SEGMENTS

(In millions)
- - -----------------------------------------------------------------
                          Three Months Ended   Nine Months Ended
                               30 June              30 June
                            1994      1993       1994      1993
- - -----------------------------------------------------------------
Sales:
   Industrial Gases        $488.0    $451.4   $1,443.6  $1,349.9
   Chemicals                308.3     280.1      866.3     816.7
   Environmental/Energy      17.1      17.7       50.7      66.0
   Equipment/Technology      55.0      75.6      193.7     239.6
- - -----------------------------------------------------------------
      CONSOLIDATED          868.4     824.8    2,554.3   2,472.2
- - -----------------------------------------------------------------
Operating Income:
   Industrial Gases          90.7      89.9      278.7     273.9
   Chemicals                 45.7      32.9      111.2     101.5
   Environmental/Energy        .6      (2.1)       4.3      (2.5)
   Equipment/Technology      (1.7)      7.4        7.4      32.3
   Corporate and Other      (23.8)     (6.1)     (46.9)    (25.1)
- - -----------------------------------------------------------------
      CONSOLIDATED          111.5     122.0      354.7     380.1
Equity Affiliates' Income:
   Industrial Gases           2.0       1.5        2.6       1.6
   Chemicals                   .3        --         .1        .1
   Environmental/Energy       7.2       4.4       18.7       7.2
- - -----------------------------------------------------------------
      CONSOLIDATED            9.5       5.9       21.4       8.9
Loss on leveraged interest
  rate swaps                 11.3        --      107.7        --
Interest Expense             21.7      18.2       59.4      61.3
- - -----------------------------------------------------------------
INCOME BEFORE TAXES          88.0     109.7      209.0     327.7
Income Taxes                 22.2      38.9       54.6     112.6
- - -----------------------------------------------------------------
INCOME BEFORE CUMULATIVE
  EFFECT OF ACCOUNTING
  CHANGES                    65.8      70.8      154.4     215.1
Cumulative Effect of
  Accounting Changes, Net
  of Income Taxes              --        --       14.3        --
- - -----------------------------------------------------------------
NET INCOME                 $ 65.8    $ 70.8   $  168.7  $  215.1
- - -----------------------------------------------------------------


During 1994 the company terminated three highly leveraged interest rate swap contracts and closed two other such agreements; terminated two foreign currency swap contracts; and terminated a number of smaller interest rate hedge agreements. The company recognized a loss of $25.2 million ($15.5 million after tax) on these derivative contracts in the third quarter of fiscal 1994. This loss is reflected in the statement of operating results as follows: $11.3 million loss on leveraged interest rate swaps; $12.2 million foreign exchange loss included in corporate and other; and $1.7 million interest expense. For the nine months ended 30 June 1994, the loss associated with these contracts totaled $121.6 million ($75.1 million after tax). This loss is included in the statement of operating results as follows: $107.7 million loss on leveraged interest rate swaps; $12.2 million foreign exchange loss included in corporate and other; and $1.7 million interest expense.

For the three and nine months ended 30 June 1994, industrial gases results are reduced by a charge of $10.7 million ($7.1 million after tax) for the outsourcing of the distribution function in the United Kingdom. For these same periods, income taxes includes a benefit of $5.4 million resulting from changes in certain state income tax regulations.

For the nine months ended 30 June 1994, corporate and other includes an expense of $2.3 million for the charitable contribution of the remaining shares of a stock investment in an insurance company. The tax benefit associated with this contribution, based on fair value of the investment, was $4.6 million.

Effective 1 October 1993, the company adopted and recognized the cumulative effect of the following accounting standards: SFAS 106-Postretirement Benefits ($31.3 million charge); SFAS 109-Income Taxes ($55.9 million gain); and SFAS 112-Postemployment Benefits ($10.3 million charge). The impact of these accounting changes on income for the three and nine months ended 30 June 1994, exclusive of the cumulative effect and changes in certain state income tax regulations, is not material.

Fiscal 1993 operating income of the industrial gases segment and corporate and other have been restated to reflect the current year presentation of Brazilian conversion gains related to U.S. dollar denominated investments. For the three months ended 30 June 1993, operating income of the industrial gases segment was reduced by $3.3 million with a corresponding increase in corporate and other. For the nine months ended 30 June 1993, this reclassification totaled $7.9 million.

For the third quarter of fiscal 1993, chemicals' operating income includes a gain of $3.6 million ($2.2 million after tax) from an insurance settlement related to the Pasadena, Texas facility. In addition, corporate and other includes a gain of $4.1 million ($2.6 million after tax) from the partial sale of a stock investment in an insurance company.

For the nine months ended 30 June 1993, chemicals' operating income includes a gain of $3.6 million ($2.2 million after tax) from an insurance settlement and equipment and technology's operating income includes a gain of $3.9 million ($2.4 million after tax) from the sale of a business venture. In addition, corporate and other includes a gain of $9.6 million ($6.1 million after tax) from the sale of stock options and partial sale of a stock investment in an insurance company.

                        AIR PRODUCTS AND CHEMICALS, INC.
                               OPERATING RESULTS
                                  (Unaudited)



SUMMARY BY GEOGRAPHIC LOCATIONS

(In millions)
- - -----------------------------------------------------------------
                          Three Months Ended   Nine Months Ended
                               30 June              30 June
                            1994      1993       1994      1993
- - ------------------------------------------------------------------
Sales:
   United States           $670.7    $626.7   $1,927.6  $1,859.2
   Europe                   165.1     172.5      537.6     537.9
   Canada/Latin America      32.6      25.6       89.1      75.1
- - -----------------------------------------------------------------
      CONSOLIDATED         $868.4    $824.8   $2,554.3  $2,472.2
- - -----------------------------------------------------------------
Operating Income:
   United States           $ 92.6    $102.3     $286.6    $308.5
   Europe                    12.0      19.3       58.6      66.9
   Canada/Latin America       6.9        .3        9.5       4.7
   Other                       --        .1         --        --
- - -----------------------------------------------------------------
      CONSOLIDATED         $111.5    $122.0     $354.7    $380.1
- - -----------------------------------------------------------------


For the three months and nine months ended 30 June 1994, operating income of the United States includes a loss of $12.2 million from the termination of two foreign currency swap contracts. For these same periods, operating income of Europe includes a charge of $10.7 million related to the outsourcing of the distribution function in the United Kingdom.

For the nine months ended 30 June 1994, operating income of the United States includes an expense of $2.3 million for the charitable contribution of the remaining shares of a stock investment in an insurance company.

For the three months ended 30 June 1993, operating income of the United States includes a gain of $7.7 million from an insurance settlement related to a chemicals facility and the partial sale of a stock investment in an insurance company.

For the nine months ended 30 June 1993, operating income of the United States includes a gain of $17.1 million from an insurance settlement related to a chemicals facility; the sale of a business venture; and the sale of stock options and partial sale of a stock investment in an insurance company.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         Air Products and Chemicals, Inc.
                                     ----------------------------------------
                                                  (Registrant)




Dated:  July 25, 1994                By:     /s/ Gerald A. White
                                        -------------------------------------
                                                 Gerald A. White
                                         Senior Vice President - Finance